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EXHIBIT 10.15


              AGREEMENT Ingen Technologies, Inc. and Total Healthcare Compliance


[INGEN LOGO]
285 E. County Line Road, Calimesa California 92320
(800) 259-9622 FAX: (800) 777-1186


                             CONTRACTING AGREEMENT

         This Agreement made effective as of this 9th day of December, 2004, by and between Bryant (Pete) Goldman, DBA Total Healthcare Compliance, LLC, further referred to as the ("Contractor"), whose principal address is 1161 W Safari Dr. Tucson, AZ. 85704-2804; and Ingen Technologies, Inc., A Public Georgia Corporation, further referred to as the ("Company"), whose principal address is 285 E. County Line Road, Calimesa, California 92320, and is made with reference to the following:

                                    RECITALS

A. The Company is a Medical Device Manufacturer, and in the business of providing medical products and services on a Global basis. Said products and services are inclusive of, but not limited to, vestibular function testing and balance testing.

B. The Company desires to engage the services of the Contractor to provide professional services in medical billing compliance and other various medical professional services that are offered within the domestic United States. These services will be offered to the Company's clients that have purchased the Secure Balance(TM) program as described in Exhibit-A. The Contractor also agrees to solicit the Secure Balance(TM) program to his peers, when desired. The Company will use the Contractor as its' exclusive agent to provide these services.

C. The Contractor has the expertise, knowledge and resources for providing said services mentioned above.

D. The Company will provide the clients to the Contractor. The Contractor will provide services for these clients in accordance to all laws of which govern the Contractor in this type of industry.

E. The Company desires to utilize the Contractor's expertise, knowledge and other resources for providing professional medical services as described in the above Recitals, and as such, the Contractor desires to use the Company's client base for delivering said services.


NOW, THEREFORE, the Parties mutually agree as follows:

1. In consideration of the Contractor furnishing the expertise, knowledge and other resources in providing said services and market assistance as set forth in the above Recitals hereof, the Company agrees to the following:

                  a) The Company will issue 200,000 Shares of public stock that is Restricted under SEC Rule-144 to the Contractor upon signing of this Agreement.

                  b) The Company will pay commissions of $4,000 for each Secure Balance(TM) VNG product sold as described in Exhibit-A on leads delivered to the Company by the Contractor. Such acceptance will be in the form of a signed agreement between the client and the Company. The said transaction will be verification of acceptance and submitted to the Contractor.


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                  c) The Company will pay the Contractor $500 for each Secure
                  Balance(TM) sale, providing the client accepts the Contractor's services. The Contractor agrees to provide 5 hours of services for $500.

                  d) The Company will reimburse the Contractor for any/all travel and lodging expenses associated with workshops that are sponsored by the Company.

2. The Company authorizes the Contractor to negotiate additional fee terms and conditions directly with the Company's client at any time. The Company is not responsible to set the fee rates for services rendered between the Contractor and the client outside the terms and conditions of any sale. Any contract and/or agreement for service fees will be between the Contractor and the Client. The Contractor will hold the Company harmless of any litigation or liabilities associated with any agreement, contract, verbal agreement or Contractor services that are between the Contractor and the client. Any other products and services offered by the Company are not a part of this Agreement and are not a material matter within this agreement.

3. As a part of the services specified herein, the Contractor accepts the above considerations and understands his rights to provide said services within the United States. The Contractor agrees to provide his "best efforts" to deliver those services.

4. The Contractor is only responsible to provide his/her services for vestibular function tests and balance therapy, and solicit the Secure Balance(TM) program. The Company is responsible to provide installation, training and support to the customer. The Contractor accepts full responsibility for all liabilities and malpractice associated in providing their services to the client.

5. Except for the amounts paid to the Contractor as stated in paragraph-1 and within the Recitals herein, the Contractor shall not be entitled to other payment and/or reimbursement for expenses incurred pursuant to this Agreement. All costs and expenses incurred by the Contractor in rendering said services shall be reimbursed or advanced by the Company only upon written authorization to the Contractor by the Company.

6. The Company agrees to provide full and proper assistance to the Contractor inclusive of administrative support, technical support, and professional support on a best efforts basis and within regulatory guidelines and laws set forth for providing said services and without penalty to the Contractor.

7. The Contractor agrees to provide the Company with proper tax documentation and identification upon the signing of this Agreement in accordance to State and Federal tax laws.

8. The relationship between both parties created by this Agreement is that of principal ("the Company") and Outside Contractor ("the Contractor") in that the time spent and the professional manner in which the services are performed shall solely be the responsibility of the Contractor. However, the Contractor agrees to use their best and most diligent efforts, within all laws, to provide the resources and expertise under the terms and conditions setforth herein.

9. During the term of this nonexclusive Agreement, the Contractor has the right to promote services, either directly and/or indirectly, to any entity and/or competitor that has a similar products as provided by the Company for the duration of this Agreement.

10. In consideration of the importance of confidentiality, non-disclosure and trade secrets, the Contractor acknowledges that during the course of this Agreement between the Company and the Contractor, the Contractor has had access to and will continue to have access to various confidential information and trade secrets consisting of compilations of information, records, specifications and trade lists, which are owned by the Company and which are regularly used in the operation of the Company's business. The Contractor specifically agrees to NOT distribute the product pricing of the Company, nor use the brand name on any of their pricing to their clients. Further, the Contractor will agree to keep confidential all material related to or made a part of this Agreement from any client, employee, associate and/or the like.


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         In consideration of continued engagement through this Agreement during the period of the Agreement by the Company, the Contractor shall not disclose any of the aforesaid confidential information or trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the Contractor's engagement with the Company, but does not include information already within the public domain at the time the information is acquired by the Contractor, or information that subsequently becomes public through no act or omission of the Contractor.

          In further consideration of continued engagement and during the period of the Agreement, all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Contractors or otherwise, coming into the Contractor's possession shall remain the exclusive property of the Company and shall not be removed from the Company's premises under any circumstances whatsoever without prior written consent of the Company.

11. This Agreement shall continue in effect for a period of two years (2-yrs), and may be continued thereafter only by the express mutual agreement of both parties. This agreement may be terminated only for cause or breech of any terms and conditions setforth herein.

12. This document contains the entire Agreement of the parties relating to this Agreement and correctly sets forth the rights, duties and obligations of all parties hereto. Any prior agreements, promises, negotiations and/or representations not expressly set forth in this Agreement is of no force and effect.

13. No waiver of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

14. No amendment or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Unless otherwise specifically set forth under a particular provision, any amendment or modification shall require the overall consent of both parties.

15. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any statute, law, ordinance, rule, order or regulation, the later shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

16. This Agreement, and all rights and obligations contained herein shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, legal and personal representatives, successors and assigns. It is also specifically agreed and understood that this Agreement shall be binding upon any successor-in-interest to the Company by way of merger, consolidation or otherwise.

17. Any controversy arising out of or in connection with this Agreement, or any amendment thereof, shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. The venue for such arbitration shall be exclusively San Bernardino County, the State of California, and any award rendered shall be final and binding on each and all of the parties thereto and their successor-in-interest, and judgment may be entered thereon in any court having jurisdiction thereon. In any such proceeding, the Arbitrator shall be and hereby is empowered to render an award directing specific performance. Each individual party shall take responsibility for obligations pertaining to costs associated with their own legal representation.


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18.      All notices among the parties hereto shall be in writing and shall be deemed duly served when personally delivered to another party or, in lieu of such personal service, when deposited in the United States mail, certified and return receipt requested, with first class postage prepaid thereon, addressed as set forth above, or in such other place as may be specified in any written notice given pursuant to this paragraph as the address for service of notice. All notices shall be delivered to the parties addresses as witnessed below.



                           Company: Scott Sand, CEO & Chairman Ingen Technologies, Inc.
                                                     285 E. County Line Rd.
                                                     Calimesa, CA 92320
                                                     (800) 259-9622
                                                     Tax ID No. 88-0429044

                           Contractor:               Bryant (Pete) Goldman
                                                     Total Healthcare Compliance
                                                     1161 W Safari Dr.
                                                     Tucson, AZ. 85704-2804
                                                     Phone: 520-742-0932
                                                     Cell Phone: 520-591-8579
                                                     Fax: 520-844-1153

19. This Agreement shall be governed and construed in accordance with laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement setforth herein.




         The Contractor:

                         ---------------------------------  ----------------
                         Bryant Goldman,                          Date
                         Total Healthcare Compliance



         The Company:
                         /s/ Scott Sand                     December 9, 2004
                         ---------------------------------  ----------------
                         Scott Sand, CEO, IGTN                     Date


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                                    EXHIBIT-A

                          PRODUCT LIST SOLD TO CUSTOMER

ITI INGEN TECHNOLOGIES, INC.                         PROFORMA INVOICE
285 E. COUNTY LINE ROAD
CALIMESA CA 92320
(800) 259-9622


ITEM QTY  PART NO.         DESCRIPTION                                  PRICE
--------------------------------------------------------------------------------

1  1ea.  Model-4000D  Secure Balance 2 Channel VNG                    $38,000.00
                      Complete with computer system,
                      1-Camera Goggle,Oculomotor Full-Field Projector
                      Secure Balance(TM) Full Clinical VNG Software version 1.00
                      Atmos Air Irrigator and Scope
                      Installation and training (On-Site).
                      2-Day Physician Interpretation Workshop
                      Tower Computer or Laptop Notebook
                      HP Color Printer

2  1ea.  Model-4000   SPORTKAT Balance System                         $15,000.00
                      Balance Therapy & Posturograhy Platform
                      VVP Computer Data System Assessment
                      & Treatment Software 3.02 Flat Panel
                      Display Computer System Base Unit
                      360 Degree Platform w/Tilt Sensor
                      Handrails with Gauge Readout PSI
                      DC-Power Supply Installation and
                      Training (On-Site)

                      Full Warranty 1-Year
                      Software Upgrades - No Charge


Grand Total                                                           $53,000.00

                          TAX and FREIGHT NOT INCLUDED
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         NET 30 DAYS       FOB: OCEANSIDE CA          DELIVERY: 2-4 WEEKS ARO
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